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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 15, 1997 included in Florida Panthers Holdings, Inc. and subsidiaries Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference in this registration statement of our report dated September 11, 1997 on the financial statements of Lehill Partners, L.P. and consolidated entities included in Florida Panthers Holdings, Inc. Form 8-K/A dated August 13, 1997; and our report dated August 15, 1997 on the financial statements of Florida Panthers Holdings, Inc. and subsidiaries, our report dated January 10, 1997 on the financial statements of 2301 SE 17(th) St., Ltd., our report dated January 10, 1997 on the financial statements of Rahn Bahia Mar, Ltd., our report dated February 7, 1997 on the financial statements of Coral Springs Ice, Ltd., our report dated September 11, 1997 on the financial statements of Lehill Partners and consolidated entities all of which are included in the Company's Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed November 17, 1997. We also consent to all references to our firm included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  November 26, 1997.